EXHIBIT 10.2

Demand Promissory Note

FOR VALUE RECEIVED, Cachet Financial Solutions, Inc. a Delaware corporation (“Borrower”), having an office at Southwest Tech Center A, 18671 Lake Drive East, Minneapolis, MN 55317 , unconditionally promises to pay to the order of James L. Davis (“Lender”), with an office at 6446 Flying Cloud Drive, Eden Prairie, MN 55344 or at such place as Lender may designate in writing, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (the “Loan”) outstanding hereunder together with all accrued interest thereon, ON DEMAND, as provided in this Promissory Note (the “Note”).

1. Due on Demand. Notwithstanding any terms in this Note to the contrary, the enumeration in this Note of specific obligations of Borrower to Lender and/or conditions to the availability of funds under this Note shall not be construed to qualify, define, or otherwise limit Lender’s right, power or ability, at any time and for any reason, under applicable law, to require full payment of the Loan and all accrued and unpaid interest and all other amounts payable under this Note ON DEMAND.

2. Payments. Payments made under this Note shall be in accordance with the following:

2.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America by check or by wire transfer of immediately available funds to Lender’s account at a bank specified by Lender in writing to Borrower from time to time.

2.2 Application of Payments. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to collection expenses due hereunder, then to interest due and payable but not yet paid, and the remainder, if any, to principal.

3. Interest. Interest under this Note shall be as follows:

3.1 Interest Rate. Borrower shall pay interest to Lender on the unpaid principal amount of the Loan outstanding hereunder, accruing from the date hereof to the date on which the entire principal sum hereof has been paid in full, computed on the basis of the actual number of days elapsed in a 365 day year, at a rate per annum which shall be equal to 10%, compounded annually as of the last day of each calendar year. In no event shall interest exceed the maximum legal rate permitted by law.

3.2 Interest Payable. Interest, at the rate described above, shall be payable ON DEMAND. Borrower may make whole or partial interest payments at any time prior to demand, without penalty and without affecting any other provisions of this Note.

4. Representations and Warranties of Borrower. Borrower hereby represents and warrants as of the date of this Note, as follows:

4.1 Existence. Borrower is a corporation duly incorporated/, validly existing and in good standing under the laws of its state of organization.

4.2 Power and Authority. Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

4.3 Authorization, Execution and Delivery. The execution and delivery of this Note by Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. Borrower has duly executed and delivered this Note.

4.4 Enforceability. This Note is a valid, legal and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for Borrower to execute, deliver, or perform any of its obligations under this Note.

4.6 No Violations. The execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of Borrower’s organizational documents; (b) violate any law or order applicable to Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which Borrower may be bound.

5. Representations and Warranties of Lender. Lender hereby represents and warrants as of the date of this Note, as follows:

5.1 Acquisition of Securities. Lender is acquiring the warrants (“Warrants”) referred to herein and common stock (“Common Stock”) received upon exercise of the warrants (the “Underlying Shares,” and together with the Warrants, the “Securities”) as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities. Lender understands that the Common Stock, Warrants and Underlying Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any applicable state securities law.

5.2 Accredited Investor. At the time such Lender was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

5.3 Legend. Lender acknowledges the Warrants and Underlying Shares will include an appropriate legend identifying the Securities as restricted securities.

6. Miscellaneous. Lender and Borrower further agree as follows:

6.1 Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing at the addresses set forth above of this Note or such other address as either Borrower or Lender may from time to time specify in writing. Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day). Notices sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

6.2 Warrants. As an additional inducement to Lender to advance amounts hereunder, Borrower shall issue to Lender a warrant to acquire 75,000 shares of Borrower’s common stock at $0.25 per share. Such warrants shall be exercisable for five years from the date of issuance and shall be on Borrower’s standard form. If this note is repaid in full in any given week the warrant for the entire week will be issued without proration. If this Note is outstanding for more than 30 days, the amount of each warrant shall increase to 100,000 shares per week.

6.3 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Minnesota, excluding its conflicts of law provisions.

6.4 Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

6.5 Counterparts, Integration, Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

6.6 Successors and Assigns. This Note may not be assigned, transferred or negotiated by Lender to any entity without the consent of Borrower. Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Lender. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

6.7 Amendment and Waiver. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

6.8 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

6.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

6.10 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note as of May 10, 2016.

CACHET FINANCIAL SOLUTIONS, INC.,
as Borrower

By:	/s/ Jeffrey C. Mack
Name:	Jeffrey C. Mack
Title:	CEO

By:	/s/ James L. Davis
Name:	James L. Davis